UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2022

MariaDB plc

(Exact name of registrant as specified in its charter)

Ireland	001-41571	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

699 Veterans Blvd

Redwood City, CA 94063

(Address of principal executive offices, including zip code)

(855) 562-7423

(Registrant’s telephone number, including area code)

Mangomill plc

590 Madison Avenue, 21st Floor

New York, New NY 10022

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $0.01 per share	MRDB	New York Stock Exchange
Warrants, each whole warrant exercisable for one Ordinary Share at an exercise price of $11.50 per share	MRDBW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

Overview

This Current Report on Form 8-K is being filed to report matters under items 1.01, 2.01, 3.02, 3.03, 4.01, 5.01, 5.02, 5.03, 5.05, 5.06, 7.01, and 9.01 of Form 8-K. On December 16, 2022, MariaDB Corporation Ab, a Finnish private limited liability company (“Legacy MariaDB”), Angel Pond Holdings Corporation, a Cayman Islands exempted company (“APHC”), MariaDB plc, an Irish public limited company and, initially a wholly owned subsidiary of APHC (“Irish Holdco”), and Meridian MergerSub Inc., a Cayman Islands exempted company and wholly owned subsidiary of Irish Holdco (“Merger Sub”), consummated the closing of the transactions contemplated by the Business Combination Agreement dated January 31, 2022, by and among Legacy MariaDB, APHC, Irish Holdco and Merger Sub (as amended by Amendment No.1 to Business Combination Agreement dated as of December 9, 2022, the “Merger Agreement”), following related approvals at an extraordinary general meeting of APHC’s shareholders held on November 22, 2022 (the “Special Meeting”).

Pursuant to the Merger Agreement, (i) Merger Sub merged with and into APHC, with APHC continuing as the surviving entity and a wholly owned subsidiary of Irish Holdco (the “Irish Domestication Merger”), and (ii) Legacy MariaDB then merged with and into Irish Holdco, with Irish Holdco continuing as the surviving entity (the “Merger”). As soon as practicable following the Merger, APHC will be liquidated. The Irish Domestication Merger, the Merger and the other transactions contemplated by the Merger Agreement are collectively referred to as the “Business Combination”. In connection with the Business Combination, Irish Holdco (formerly known as Mangomill plc) changed its name to MariaDB plc, which is referred to in this Current Report on Form 8-K as the “Company” or “MariaDB”.

In connection with the Special Meeting and the Business Combination, the holders of 26,292,557 shares of APHC Class A ordinary shares, par value $0.0001 per share (the “APHC Class A Ordinary Shares”), or 99% of the shares with redemption rights, exercised their right to redeem their shares (and did not withdraw such exercise prior to the closing of the Merger) for cash at a redemption price of approximately $10.13 per share, for an aggregate redemption amount of $266.3 million.

Conversion and Exchange of Equity in the Merger

Immediately prior to the effective time of the Irish Domestication Merger, each issued and outstanding unit of APHC sold in APHC’s initial public offering (“APHC Public Unit”), consisting of one APHC Class A Ordinary Share and one-third of one APHC warrant (“APHC Public Warrant”), that had not been previously separated into its component parts upon the request of the holder thereof was automatically separated into its component parts of one APHC Class A Ordinary Share and one-third of one APHC Public Warrant. At the effective time of the Irish Domestication Merger, (i) each issued and outstanding APHC Class A Ordinary Share (each of the issued and outstanding APHC Class B Ordinary Shares, par value $0.0001 per share (the “APHC Class B Ordinary Shares”), having been converted on a one-for-one basis into APHC Class A Ordinary Shares immediately prior to the effective time of the Irish Domestication Merger), was automatically cancelled and converted into the right to receive one ordinary share, nominal value of $0.01 per share, of the Company (the “MariaDB Ordinary Shares”); (ii) the issued and outstanding APHC Public Warrants were automatically adjusted to become redeemable warrants to acquire MariaDB Ordinary Shares (the “MariaDB Public Warrants”); and (iii) the issued and outstanding warrants originally issued to Angel Pond Partners LLC, APHC’s sponsor (the “Sponsor”), in a private placement (the “APHC Private Warrants”) were automatically adjusted to become warrants to acquire MariaDB Ordinary Shares (the “MariaDB Private Warrants,” and together with the MariaDB Public Warrants, the “MariaDB Warrants”).

In connection with and prior to the Merger, certain issued and outstanding warrant rights to purchase Series C Preferred Shares of Legacy MariaDB were exercised for 2,952,847 Legacy MariaDB Series C Preferred Shares.

Prior to the effective time of the Merger, each Series A Preferred Share, Series B Preferred Share, Series C Preferred Share, and Series D Preferred Share of Legacy MariaDB (collectively, the “Legacy MariaDB Preferred Shares”) issued and outstanding automatically converted into common shares of Legacy MariaDB (“Legacy MariaDB Ordinary Shares,” and together with the Legacy MariaDB Preferred Shares, the “Legacy MariaDB Shares”) in accordance with the conversion mechanism set forth in Legacy MariaDB’s articles of association and the Shareholders’ Agreement of Legacy MariaDB, as amended and restated as of January 31, 2022.

At the effective time of the Merger, (i) each Legacy MariaDB Ordinary Share was automatically cancelled and converted into the right to receive a number of MariaDB Ordinary Shares equal to the exchange ratio of approximately 0.22816 (the “Exchange Ratio”); (ii) the warrants issued and outstanding to purchase Series B Preferred Shares of Legacy MariaDB were amended and restated into warrants to purchase 190,559 MariaDB Ordinary Shares at an exercise price of €2.29 per share (the “MariaDB Carry-Over Warrants”); and (iii) each right of any kind to receive Legacy MariaDB Shares, payments or benefits measured in whole or in part by the value of a number of Legacy MariaDB Shares (including options, performance shares, performance-based units, market stock units, stock appreciation rights, restricted stock, restricted stock units, phantom units, deferred stock units and dividend equivalents, but not including any 401(k) plan of Legacy MariaDB) issued and outstanding under the Legacy MariaDB’s equity incentive plans (each, a “Legacy MariaDB Equity Award”) was automatically converted into an equity award to be settled in MariaDB Ordinary Shares generally on the same terms and conditions as were applicable to such Legacy MariaDB Equity Award immediately prior to the effective time of the Merger, equal to the product (rounded down to the nearest whole number) of (i) the number of Legacy MariaDB Ordinary Shares subject to such Legacy MariaDB Equity Award immediately prior to the effective time of the Merger and (ii) the Exchange Ratio, at an exercise price per share, if applicable, equal to (rounded up to the nearest whole cent) (x) the exercise price per share of such Legacy MariaDB Equity Award immediately prior to the effective time of the Merger divided by (y) the Exchange Ratio.

A description of the Business Combination and the terms of the Merger Agreement are included in the final prospectus and definitive proxy statement, dated October 24, 2022 (the “Proxy Statement/Prospectus”) filed by the Company with the Securities and Exchange Commission (the “SEC”) in the section titled “The Business Combination” beginning on page 142 of the Proxy Statement/Prospectus and a description of Amendment No. 1 to Merger Agreement is included in the Form 8-K filed by APHC on December 12, 2022. The foregoing descriptions of the Merger Agreement and Amendment No. 1 to Merger Agreement are summaries only and are qualified in their entirety, as applicable, by the full text of the Merger Agreement, copies of which are filed herewith as Exhibits 2.1 and 2.2 and incorporated herein by reference.

PIPE Subscription Agreements

At the closing of the Merger, certain persons (the “PIPE Investors”) purchased from MariaDB an aggregate of 1,915,790 MariaDB Ordinary Shares (the “PIPE Shares”), for a purchase price of $9.50 per share and an aggregate purchase price of $18,200,000, pursuant to subscription agreements entered into and effective as of January 31, 2022 (the “Subscription Agreements”). Pursuant to the Subscription Agreements, the Company granted certain registration rights to the PIPE Investors with respect to the PIPE Shares. The sale of the PIPE Shares was consummated concurrently with the closing of the Merger. A description of the Subscription Agreements is included in the Proxy Statement/Prospectus in the section titled “The Merger Agreement and Related Agreements—Other Agreements Related to the Merger Agreement—Subscription Agreements” on page 190 of the Proxy Statement/Prospectus. The foregoing description of the Subscription Agreements is a summary only and is qualified in its entirety by the full text of the form of Subscription Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Sponsor Forward Purchase Arrangements

Prior to the Irish Domestication Merger, Angel Pond Partners LLC (the “Sponsor”) transferred (i) to certain institutional and professional accredited investors with whom the Sponsor’s co-founders (Theodore T. Wang and Shihuang “Simon” Xie) had pre-existing professional relationships (the “Syndicated Investors”) an aggregate of 1,600,000 of the APHC Class B Ordinary Shares owned by the Sponsor (the “Founder Shares”), for which upfront cash payments of $3.00 per share had already been paid by the Syndicated Investors, and 1,600,000 APHC Private Warrants, for which upfront cash payments of $1.00 per warrant had already been paid by the Syndicated Investors, for aggregate consideration of $6,400,000, pursuant to certain forward purchase arrangements entered into in March 2021 between the Sponsor and the Syndicated Investors, (ii) to certain individuals who were APHC officers performing non-executive functions, an aggregate of 75,000 Founder Shares for non-cash consideration in the form of services rendered, pursuant to certain forward purchase arrangements entered into in February 2021 between the Sponsor, its co-founders, and those certain individuals, and (iii) to certain other individuals with whom the Sponsor or its co-founders had pre-existing business relationships, an aggregate of 60,000 Founder Shares for non-cash consideration in the form of services rendered, pursuant to certain other forward purchase arrangements entered into in the first half of 2022 between the Sponsor and those certain other individuals (collectively, the “Sponsor Forward Purchase Arrangements”).

Item 1.01	Entry into a Material Definitive Agreement.

Lock-Up Agreements

In connection with the closing of the Merger, MariaDB, the Sponsor, APHC, certain executive officers and directors of Legacy MariaDB and APHC, and certain other equityholders of Legacy MariaDB and APHC, entered into a lock-up agreement (the “Lock-Up Agreement”). The terms of the Lock-Up Agreement are described in the Proxy Statement/Prospectus in the section titled “The Merger Agreement and Related Agreements—Other Agreements Related to the Merger Agreement—Lock-Up Agreement” on page 189 of the Proxy Statement/Prospectus. The holders of approximately 56 million MariaDB Ordinary Shares are subject to the Lock-Up Agreement.

The foregoing description of the Lock-Up Agreement is qualified in its entirety by the full text of the form of Lock-Up Agreement, a copy of which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Registration Rights Agreement

In connection with the closing of the Merger, MariaDB entered into a Registration Rights Agreement with the Sponsor, its principals (Theodore Wang and Lionyet International Ltd.), certain directors and executive officers of Legacy MariaDB and APHC, and certain other equityholders of Legacy MariaDB and APHC (the “Registration Rights Agreement”), pursuant to which the signatories and their permitted assigns are entitled to, among other things, certain registration rights with respect to their MariaDB Ordinary Shares and other MariaDB securities. Pursuant to the Registration Rights Agreement, MariaDB is required to register for resale the securities held by the MariaDB equityholders party to the agreement. Such holders are also entitled to certain demand and “piggy-back” registration rights on the terms and conditions set forth in the Registration Rights Agreement. The Registration Rights Agreement also provides that MariaDB will pay certain expenses relating to such registrations and indemnify the registration rights holders against (or make contributions in respect of) certain liabilities which may arise under the Securities Act of 1933 (the “Securities Act”).

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the full text of the form of Registration Rights Agreement, a copy of which is filed herewith as Exhibit 10.3 and incorporated herein by reference.

Warrant Amendment Agreement and Post-Amendment Assignment and Assumption Agreement

In connection with the closing of the Merger, APHC entered into that certain Warrant Amendment Agreement, dated December 16, 2022 (the “Warrant Amendment”), by and among APHC, Continental Stock Transfer & Trust Company, a New York limited purpose trust company, as existing warrant agent (“Continental”), Computershare Inc., a Delaware corporation and its affiliate, Computershare Trust Company N.A., a federally charted trust company (together with Computershare Inc., “Computershare”). In addition, APHC, MariaDB and Computershare entered into a Post-Amendment Assignment and Assumption Agreement, dated as of December 16, 2022 (“Warrant Assignment Agreement”). The Warrant Amendment, which amended that certain Warrant Agreement, dated as of May 18, 2021 between APHC and Continental (the “Warrant Agreement”), appointed Computershare as the successor warrant agent for the MariaDB Warrants, among other actions. Pursuant to the Warrant Assignment Agreement, the parties thereto acknowledged the automatic assignment to MariaDB of APHC’s rights under, and the assumption by MariaDB of APHC’s obligations under, the Warrant Agreement, as amended by the Warrant Amendment.

The foregoing descriptions of the Warrant Amendment and the Warrant Assignment Agreement do not purport to be complete and are qualified in their entirety by the terms and conditions of the Warrant Amendment, which is attached hereto as Exhibit 4.2 and is incorporated herein by reference, and the Warrant Assignment Agreement, which is attached hereto as Exhibit 4.3 and is incorporated herein by reference.

Assumption, Amendment and Restatement Agreement

In connection with the Merger, Legacy MariaDB, MariaDB and Kreos Capital IV entered into that certain Assumption, Amendment and Restatement Agreement, dated as of September 8, 2022 (the “Kreos Warrant Amendment”), which governs the MariaDB Carry-Over Warrants. Pursuant to the Kreos Warrant Amendment, MariaDB assumed Legacy MariaDB’s rights and obligations under that certain Warrant Agreement dated as of December 14, 2014 between Legacy MariaDB and Kreos pursuant to which Legacy MariaDB issued to Kreos certain warrants to purchase Series B Preferred Shares of Legacy MariaDB (the “Original Kreos Warrant Agreement”) and the Original Kreos Warrant Agreement was amended and restated in its entirety to, among other things, confer upon Kreos rights to subscribe for an aggregate 190,550 MariaDB Ordinary Shares at an exercise price of €2.29 per share (the “Kreos Warrants”). The Amended and Restated Warrant Agreement (the “Kreos Amended and Restated Warrant Agreement”), by and among Legacy MariaDB, MariaDB and Kreos Capital IV, became effective as of December 16, 2022. The Kreos Warrants are exercisable until May 16, 2026, may be exercised for cash or on a cashless basis, and otherwise are on terms and conditions that are customary for similar instruments.

The foregoing description of the Kreos Warrant Amendment, Kreos Warrants and Kreos Amended and Restated Warrant Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Kreos Warrant Amendment and Kreos Amended and Restated Warrant Agreement, which is attached hereto as Exhibit 10.18 and Exhibit 4.6 and is incorporated herein by reference.

Deeds of Indemnity and Indemnification Agreements

As of the closing of the Merger, MariaDB entered into deeds of indemnity with each member of its board of directors and each of its executive officers (as well as certain other officers). These deeds of indemnity require MariaDB to indemnify each of MariaDB’s directors and executive officers (as well as the other officers signatory to such agreements), to the fullest extent permitted by Irish law, against damages, losses, liabilities, judgments, penalties, fines, amounts paid in settlement and reasonable expenses incurred in connection with any actual or threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, hearing or investigation to which the indemnitee is a party or other participant, or is threatened to be made a party or other participant, by reason of the fact that such person is or was serving as a director, officer, employee, agent or fiduciary of MariaDB or any of its subsidiaries, or by reason of the fact that such person was serving at MariaDB’s request as a director, officer, employee, agent or fiduciary of another entity. The deeds of indemnity also provide customary rights to advancement of expenses incurred by an indemnitee in connection with such proceedings.

In addition, as of the closing of the Merger, MariaDB USA, Inc., Delaware corporation and a wholly owned subsidiary of MariaDB (“MariaDB USA”), entered into indemnification agreements with each member of the MariaDB board of directors and each executive officer (as well as certain other officers) of MariaDB that provides them similar rights to indemnification and advancement of expenses from MariaDB USA to the fullest extent permitted by Delaware law.

Also in connection with the closing of the Merger, MariaDB entered into a deed of indemnity rights with Theodore Wang, who served as a director and the chief executive officer of APHC and is a member of the MariaDB board of directors, to provide contractual indemnification rights consistent with Section 7.11 of the Merger Agreement. Pursuant to the deed of indemnity rights, MariaDB has agreed to provide Mr. Wang indemnification against losses and liabilities and rights to advancement of expenses and costs relating to claims, suits or proceedings arising from his service to APHC as director or officer occurring at or prior to the effective time of the Merger. In addition, MariaDB entered into deeds of indemnity rights on the same terms with certain other persons who served as directors and/or officers of APHC prior to the consummation of the Merger.

The foregoing descriptions of the deeds of indemnity, the indemnification agreements, and the deeds of indemnity rights are qualified in their entirety by the full text of the form of deed of indemnity, a copy of which is filed herewith as Exhibit 10.4 and incorporated herein by reference, the full text of the form of indemnification agreement, a copy of which is filed herewith as Exhibit 10.5 and incorporated herein by reference, and the full text of the form of deed of indemnity rights, a copy of which is filed herewith as Exhibit 10.6 and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated by reference into this Item 2.01 of this Current Report on Form 8-K.

Following the completion of the Merger, MariaDB had the following outstanding securities:

•	66,483,192 MariaDB Ordinary Shares;

•	8,850,494 MariaDB Public Warrants, each of which is exercisable for one MariaDB Ordinary Share at a price of $11.50 per share;

•	7,310,297 MariaDB Private Warrants, each of which is exercisable for one MariaDB Ordinary Share at a price of $11.50 per share;

•	190,559 MariaDB Carry-Over Warrants, each of which is exercisable for one MariaDB Ordinary Share at a price of €2.29 per share; and

•	9,036,139 options, each exercisable for one MariaDB Ordinary Shares (the “Options”).

FORM 10 INFORMATION

Item 2.01(f) of Form 8-K states that if the registrant was a shell company, as MariaDB plc (formerly known as Mangomill plc) was immediately before the closing of the Merger, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, the Company is providing below the information that would be included in a Form 10 if it were to file a Form 10. Please note that the information provided below relates to MariaDB plc, the combined company after the closing of the Merger, unless otherwise specifically indicated or the context otherwise requires.

Forward-Looking Statements

The Company makes forward-looking statements in this Current Report on Form 8-K and in documents incorporated herein by reference. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts. The forward-looking statements included in or incorporated by reference in this Current Report on Form 8-K include statements regarding the Company’s future financial position and operating results, as well as the Company’s strategy, future operations, prospects, plans and objectives of management. In some cases, you can identify these forward-looking statements by the use of terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of these words or other comparable words or phrases. These forward-looking statements are based on management’s current expectations, assumptions, hopes, beliefs, intentions, and strategies regarding future events or performance and are based on currently available information as to the outcome and timing of future events or performance. The Company cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of the Company, incident to its business and operations.

These forward-looking statements are based on information available as of the date of this Current Report on Form 8-K. While management of the Company believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that the Company has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.

Current expectations, forecasts and assumptions involve a number of risks and uncertainties. Accordingly, forward-looking statements in this Current Report on Form 8-K and in any document incorporated herein by reference should not be relied upon as representing the Company’s views as of any subsequent date, and the Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, the Company’s actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•	the Company’s ability to retain and recruit qualified personnel, including officers, directors and other key personnel (including those with public company experience);

•	the Company’s ability to continue as a going concern;

•	the Company’s ability to secure additional funding, including debt and equity financings;

•	the Company’s ability to integrate technologies, personnel, and other assets (including those related to the acquisition of Sector 42 Technologies, Inc. and CubeWerx Inc. by Legacy MariaDB);

•	the Company’s ability to retain existing customers and attract additional customers and business;

•	intellectual property, information technology and privacy requirements that may subject the Company to unanticipated liabilities;

•

the Company’s ability to realize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, and the ability of the Company to manage as a public company and expand its business operations effectively;

•	any regulatory actions or litigation relating to the Business Combination;

•	the Company’s ability to maintain the listing of MariaDB Ordinary Shares and MariaDB Public Warrants on the NYSE following the Merger;

•	the effects of the ongoing coronavirus (COVID-19) pandemic or other infectious diseases, health epidemics, pandemics, and natural disasters on MariaDB’s business;

•	the increasingly competitive environment in which the Company will operate; and

•

the other risks and uncertainties set forth in the Proxy Statement/Prospectus in the section titled “Risk Factors” beginning on page 63 thereof, which are incorporated herein by reference, or as otherwise described in the section of this Current Report on Form 8-K entitled “Risk Factors”.

Business and Properties

The business and properties of APHC and Legacy MariaDB prior to the Merger are described in the Proxy Statement/Prospectus in the sections titled “Information About APHC” and “Information About MariaDB” beginning on pages 205 and 225, respectively, thereof, and such descriptions are incorporated herein by reference.

Risk Factors

The risks associated with the Company’s business are described in the Proxy Statement/Prospectus in the section titled “Risk Factors” beginning on page 63 thereof and are incorporated herein by reference. In addition, our business is subject to the following risks:

Our auditors have made reference to the material uncertainty as to our ability to continue as a going concern, and there is no assurance that we will be able to continue as a going concern.

We have determined that there is material uncertainty as to our ability to continue as a going concern and our external auditors have included a reference to this matter in their audit report on the consolidated financial statements of Legacy MariaDB as of and for the fiscal years ended September 30, 2022 and 2021. The audited consolidated financial statements of Legacy MariaDB as of and for the fiscal years ended September 30, 2022 and 2021 that are included with this Current Report on Form 8-K were prepared assuming that Legacy MariaDB will continue as a going concern. Because we have determined that a material uncertainty exists as to whether MariaDB can continue as a going concern, it may be more difficult for us to attract investors after the Business Combination. In addition, since we have determined that an uncertainty exists about our ability to continue as a going concern, we may have greater difficulty in obtaining loans and other financings than businesses that do not have a qualified auditor’s opinion. Further, any loans or other financings we might obtain may be on less advantageous terms. Our future is dependent upon our ability to obtain financing and upon future profitable operations from our business.

There is substantial doubt about our ability to continue as a going concern and we may require additional capital to continue and support our operations, and grow our business; we cannot be certain that additional capital will be available on reasonable terms when required, or at all.

As of September 30, 2022, Legacy MariaDB had an accumulated deficit of $200.3 million, $4.8 million in cash and cash equivalents and $26 million of short-term investments. As described in Note 1 to the audited consolidated financial statements of Legacy MariaDB as of and for the fiscal year ended September 30, 2022 that are included with this Current Report on Form 8-K, without giving effect to the anticipated net proceeds from the Business Combination, Legacy MariaDB determined that its current cash and cash equivalents will not be sufficient to fund its operations, including capital expenditure requirements for at least 12 months from the date those audited financial statements were issued (December 22, 2022), raising substantial doubt about its ability to continue as a going concern. In connection with the consummation of the Business Combination, APHC received requests for redemption from the holders of 26,292,557 Class A Ordinary Shares of APHC and used $266.3 million in proceeds from the trust account established in connection with APHC’s IPO to redeem such shares, such that the remaining $2.6 million from the APHC trust account was available to us as a result of the closing. In addition, we raised proceeds of $18.2 million from the consummation of the PIPE Investment. We anticipate that our cash, cash equivalents, short-term investments, and cash provided by sales of database subscriptions and services will not be sufficient to meet our projected working capital and operating needs. We anticipate needing to raise additional capital to meet our projected working capital, operating needs, and debt repayment for periods after June 30, 2023. Historically, Legacy MariaDB funded its operations primarily through equity and debt financings and payments by its customers for use of its products and related services. Going forward, we cannot be certain when or if our operations will generate sufficient cash to fully fund our ongoing operations or the growth of our business. In addition to general operations, we expect to require significant additional capital investments for research and development, including for the purpose of further developing our intellectual property and other proprietary technologies.

Further, we intend to continue to make investments to support our business growth and may require additional funds to respond to business challenges, including the need to develop new features or otherwise enhance our database software, improve our operating infrastructure or acquire businesses and technologies. Accordingly, we will need to secure additional capital through equity or debt financings. Such additional capital may not be available on terms acceptable to us, if at all. Our access to capital through debt or equity markets could prove challenging due to recent volatility in the capital markets, the rising interest rate environment, changes in customer traffic, higher costs due to inflation, and labor shortages. If we raise additional equity-related capital, existing shareholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of ordinary shares. We face restrictions on our ability to obtain debt financing by the restrictive covenants under the agreements governing our outstanding indebtedness, including the loan facility with the European Investment Bank, and any failure to comply with these covenants could harm our business, results of operations and financial condition. Any debt financing that we may secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. We may not be able to obtain additional debt financing on terms that are favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms that are satisfactory to us when we require it, our ability to continue to support our business growth and to respond to business challenges could be significantly impaired, and our business may be harmed. In addition, because any decision to issue securities in the future to raise capital will depend on numerous considerations, including factors beyond our control, we cannot predict or estimate the amount, timing or nature of any future issuance of debt or equity securities. As a result, our shareholders would bear the risk of future issuances of debt or equity securities that may reduce the value of ordinary shares and dilute existing interests.

Financial Information

Audited Consolidated Financial Statements

The audited consolidated financial statements of Legacy MariaDB as of and for the years ended September 30, 2022 and 2021 are filed herewith as Exhibit 99.1 and incorporated herein by reference.

Unaudited Pro Forma Combined Financial Information

The unaudited pro forma condensed combined financial information of Legacy MariaDB as of and for the year ended September 30, 2022 is filed herewith as Exhibit 99.2 and incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Management’s Discussion and Analysis of Financial Condition and Results of Operations of Legacy MariaDB as of and for the years ended September 30, 2022 and 2021 is filed herewith as Exhibit 99.3 and incorporated herein by reference.

Directors and Executive Officers

After the closing of the Merger, the Company’s directors and executive officers are as follows, with each person’s biography and familial relationship (other than for General Counsel and Corporate Secretary, Roya Shakoori), if any, described in the Proxy Statement/Prospectus in the section titled “Management of the Combined Company” beginning on page 266 thereof, which is incorporated herein by reference. Applicable information regarding Ms. Shakoori is included below.

Name	Age	Position
Michael Howard	62	Chief Executive Officer and Director
Alexander B. Suh	61	Chair of the Board
Theodore T. Wang	55	Director
Christine Russell	73	Director
Harold R. Berenson	65	Director
Jurgen Ingels	51	Director
Jon Bakke	51	Chief Revenue Officer
Franz Aman	60	Chief Marketing Officer
Roya Shakoori	45	General Counsel and Corporate Secretary

Roya Shakoori has served as General Counsel and Corporate Secretary of MariaDB since November 2022. Prior to that, she served as General Counsel of Turntide Technologies, Inc., a sustainability-focused electrification company, from March 2021 through November 2022. From July 2017 through March 2021, she held numerous senior legal positions at ChargePoint, Inc., including Vice President of Legal. From 2015 to 2017, she was a Partner at Binder & Malter LLP. She has over seventeen years of legal experience, including law firm restructuring experience and experience in-house working with Silicon Valley start-up technology and sustainability companies. Ms. Shakoori holds a J.D. from Lincoln Law School and a B.A. in Sociology from the University of California, Davis.

Executive Compensation

Information with respect to the compensation of the Company’s Chief Executive Officer and its two other most highly compensated officers is set forth in the Proxy Statement/Prospectus in the section titled “Executive and Director Compensation” beginning on page 274 thereof, which is incorporated herein by reference, except as updated herein.

The Summary Compensation Table set forth in the Proxy Statement/Prospectus on page 276 thereof is replaced in its entirety with the following:

On December 18, 2022, the Company approved the final amount of the annual bonus payable to the Company’s Chief Executive Officer based on achievement of the EBITDA goal for fiscal year 2022.

In accordance with Item 5.02(f), the Company is providing a revised Summary Compensation Table, which now includes the total amount of the bonus payable to the Company’s Chief Executive Officer for fiscal year 2022 and a revised total compensation amount for fiscal year 2022. No other amounts previously reported in the Summary Compensation Table have changed.

The following table provides information regarding the total compensation awarded to, earned by or paid to MariaDB’s named executive officers during the fiscal years ended September 30, 2022 and 2021.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Michael Howard	2022	362,500	—	—	—	173,688	(2)	—	133,250	(3)	669,438
Chief Executive Officer	2021	362,500	—	—	58,960	174,040		—	—		595,500
Jon Bakke	2022	279,167	—	—	—	273,042	(2)	—	—		552,209
Chief Revenue Officer	2021	270,000	—	—	—	257,783		—	—		527,783
Franz Aman	2022	295,833	—	—	—	115,928	(2)	—	—		411,761
Chief Marketing Officer	2021	290,000	—	—	1,649	105,022		—	—		396,671

(1)

The amounts in this column represent the aggregate grant date fair value of options computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (ASC Topic 718) rather than the amounts paid to or realized by the named executive officers. Assumptions used in the calculation of these amounts are described in note 9 of the consolidated financial statements of Legacy MariaDB included in this Current Report on Form 8-K.

(2)

Bonus amounts are based on achievement of ARR goals and, for Mr. Howard, also EBITDA goals for the four quarters of fiscal year 2022. $142,031 of the bonus payable to Mr. Howard was based on achievement of ARR goals and $31,657 was based on achievement of EBITDA goals for fiscal year 2022.

(3)	Reflects tax reimbursement in connection with option exercise.

At the closing of the Merger, the Company’s Chief Executive Officer and the two other most highly compensated officers, are eligible to participate in the MariaDB plc 2022 Equity Incentive Plan (the “Equity Incentive Plan”), subject to the terms and conditions set forth therein.

The form of the Equity Incentive Plan is filed herewith as Exhibit 10.7 and incorporated herein by reference.

Director Compensation

Information with respect to the compensation of the Company’s directors is set forth in the Proxy Statement/Prospectus in the sections titled “Executive and Director Compensation—Director Compensation” on page 281 thereof, which is incorporated herein by reference.

As of the closing of the Merger, the Company’s board of directors approved a compensation program for its non-employee directors. The program provides for a combination of cash and equity awards for each non-employee director’s service on the Company’s board of directors.

Cash Compensation. Under the program, each non-employee director is eligible to receive the following annual cash compensation beginning after the closing of the Merger.

Annual Retainers (for the Fiscal Year)	Amount
Board Member	$45,000
Chair of Committee:
Audit	$20,000
Compensation and Leadership Development	$15,000
Nominating and Corporate Governance	$10,000
Committee member:
Audit	$10,000
Compensation and Human Resources	$7,500
Nominating and Corporate Governance	$5,000
Lead independent director	$20,000
Non-Employee Board Chair	$40,000

Amounts are paid in arrears at the end of each applicable fiscal quarter. The amounts for service as a chair of a committee or as a member of a committee are in addition to the board member annual retainer. A chair of a committee receives the applicable amount above but does not also receive the committee member annual retainer. Amounts are pro-rated if a director’s service is not for an entire fiscal quarter.

Equity Compensation. Non-employee directors will automatically receive a grant of restricted stock units (“RSUs”) on the date of each annual meeting of the Company’s shareholders (“Annual Awards”). The annual grants will have a grant value of $175,000, which will be converted into RSUs based on the average closing price of the MariaDB Ordinary Shares over the 20 trading days ending on the trading day immediately preceding the grant date (rounded down to the next whole share).

Upon initial election or appointment to the MariaDB board of directors, non-employee directors will receive an Annual Award, except that the grant value will be pro-rated for any director who is not appointed or elected on the date of an annual meeting of shareholders. Such directors will also be eligible to receive an initial award having a grant value of $175,000 (the “Initial Director Award”). The number of RSUs granted will be calculated in the same manner as that for Annual Awards.

All Annual Awards vest on the earlier of (i) the one-year anniversary of the grant date and (ii) the day immediately prior to the Company’s next annual meeting of shareholders. Initial Director Awards vest in equal annual installments over three years from the grant date. Vesting is subject to a director’s continued service until the vesting date, except that RSUs fully accelerate in the event of a director’s death or disability. RSUs fully vest upon a change of control (as defined in the Equity Incentive Plan).

All non-employee directors serving on the MariaDB board of directors at the closing of the Merger will be eligible to receive a one-time RSU grant having a grant date value of $175,000, to be pro-rated to reflect the full months of anticipated service between the closing of the Merger and the anticipated date of the 2023 annual meeting of shareholders. These grants will vest as set forth above for Annual Awards. These grants will occur once the Company files a Form S-8 Registration Statement for the Equity Incentive Plan.

The foregoing description of the non-employee director compensation program is a summary only and is qualified in its entirety by the full text of the Company’s Non-Employee Director Compensation Program, a copy of which is filed herewith as Exhibit 10.11 and incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of MariaDB Ordinary Shares after giving effect to the consummation of the Merger, by:

•	each person known by the Company to be the beneficial owner of more than 5% of MariaDB Ordinary Shares upon the closing of the Merger;

•	each of the Company’s executive officers and directors; and

•	all of the Company’s executive officers and directors as a group upon the closing of the Merger.

The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A person is also deemed to be, as of any date, the beneficial owner of all securities that such person has the right to acquire within 60 days after that date through (a) the exercise of any option, warrant, or similar right, (b) the conversion of a security, (c) the power to revoke a trust, discretionary account, or similar arrangement, or (d) the automatic termination of a trust, discretionary account, or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, MariaDB Ordinary Shares subject to options or other rights (as described above) held by that person that are currently exercisable or will become exercisable within 60 days of December 16, 2022, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. The beneficial ownership of MariaDB Ordinary Shares is based on 66,483,192 MariaDB Ordinary Shares issued and outstanding as of December 16, 2022, the date on which the Merger closed.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all of the MariaDB Ordinary Shares owned by them following the closing of the Merger. To our knowledge, no MariaDB Ordinary Shares beneficially owned by any executive officer or director have been pledged as security.

Name and Address of Beneficial Owner(1)	Number of Shares	Percentage of Shares
5% and Greater Stockholders:
		%
Shihuang “Simon” Xie (2)	8,716,779	12.57%
Lionyet International Ltd.(2)	5,284,084	7.62%
Theodore T. Wang (3)	5,284,083	7.62%
Intel Capital Corporation (4)	6,282,325	9.45%
Runa Capital (5)	5,988,365	9.01%
SmartFin Capital (6)	5,878,778	8.84%
Alibaba.com (Europe) (7)	4,559,016	6.86%
Open Ocean (8)	3,506,757	5.27%
Lakeside Travel Holding Ltd.(2)	3,432,695	5.16%
Executive Officers and Directors:
Michael Howard (9)	2,384,564	3.54%
Alexander B. Suh (10)	4,412,323	6.64%
Theodore T. Wang (3)	5,284,083	7.62%
Christine Russell (11)	*	*
Harold R. Berenson (12)	*	*
Jurgen Ingels (6)	5,878,775	8.84%
Jon Bakke (13)	*	*
Franz Aman (14)	*	*
Roya Shakoori	*	*
All directors and executive officers (9 individuals) as a group (15)	18,888,911	28.03%

*	Less than one percent.
(1)	Unless otherwise noted, the business address of each of the beneficial owners is c/o MariaDB plc, 699 Veterans Blvd, Redwood City, CA 94063.
(2)

Lakeside Travel Holding Ltd. is the record holder of 3,432,695 MariaDB Ordinary Shares and Lionyet International Ltd. is the record holder of 2,428,935 MariaDB Ordinary Shares. In addition, includes 2,855,149 MariaDB Ordinary Shares issuable pursuant to outstanding MariaDB Private Warrants held by Lionyet International Ltd. exercisable within 60 days of December 16, 2022. Each of Lakeside Travel Holdings Ltd. and Lionyet International Ltd. are entities owned and controlled by Mr. Xie. The business address of Lakeside Travel Holding Ltd. and Lionyet International Ltd. is 5/F, Manulife Place, 348 Kwun Tong Road, Kowloon, Hong Kong.

(3)

The business address of Theodore T. Wang is 590 Madison Avenue, 21st Floor, New York, NY 10022. Includes 2,855,148 MariaDB Ordinary Shares issuable pursuant to outstanding MariaDB Private Warrants exercisable within 60 days of December 16, 2022.

(4)	The business address of Intel Capital Corporation is 2200 Mission College Blvd. Santa Clara, CA 95052.
(5)

Represents 2,579,856 MariaDB Ordinary Shares beneficially owned by Runa Capital Fund II L.P., 2,010,396 MariaDB Ordinary Shares beneficially owned by Runa Capital Opportunity Fund I, L.P., and 725,769 MariaDB Ordinary Shares beneficially owned by Runa Ventures I Limited. The business address of Runa Capital is Williams House, 4th Floor, 20 Reid Street, Hamilton HM 11, Bermuda.

(6)

SmartFin Capital NV (private privak) and Smartfin Capital II CommV are the record holders of the shares reported herein. Mr. Ingels, a director of MariaDB, holds joint voting and investment discretion with respect to these shares. The business address of SmartFin Capital is Priester Cuypersstraat 3, B-1040 Brussels, Belgium.

(7)	The business address of Alibaba.com (Europe) is 26/F Tower One, Times Square, 1 Matheson Street, Causeway Bay, Hong Kong.
(8)

Represents shares beneficially owned by Open Ocean Opportunity Fund I Ky, Open Ocean Fund Two Ky, and its directors, Patrik Backman, and Ralf Wahlsten. The business address of Open Ocean is Pohjoisesplanadi 31 00100 Helsinki, Finland.

(9)	Includes 788,077 MariaDB Ordinary Shares issuable pursuant to outstanding options under MariaDB equity plans exercisable within 60 days of December 16, 2022.
(10)

Represents shares beneficially owned by J.J. Jacobs Enterprises, LLC and California Technology Partners II, LLP. Mr. Suh holds joint voting and investment discretion with respect to these shares. The business address of J.J. Jacobs Enterprises and California Technology Partners is 670 N. Rosemead Blvd., Suite 201, Pasadena, California.

(11)	Includes 62,500 MariaDB Ordinary Shares issuable pursuant to outstanding options under MariaDB equity plans exercisable within 60 days of December 16, 2022.
(12)	Includes 7,130 MariaDB Ordinary Shares issuable pursuant to outstanding options under MariaDB equity plans exercisable within 60 days of December 16, 2022.
(13)	Includes 480,444 MariaDB Ordinary Shares issuable pursuant to outstanding options under MariaDB equity plans exercisable within 60 days of December 16, 2022.
(14)	Includes 49,380 MariaDB Ordinary Shares issuable pursuant to outstanding options under MariaDB equity plans exercisable within 60 days of December 16, 2022.
(15)	Includes 1,387,531 MariaDB Ordinary Shares issuable pursuant to outstanding options under MariaDB equity plans exercisable within 60 days of December 16, 2022.

Certain Relationships and Related Transactions

Certain relationships and related transactions are described in the Proxy Statement/Prospectus in the section titled “Certain Relationships and Related Transactions” beginning on page 326 thereof and such descriptions are incorporated herein by reference.

The MariaDB board of directors has adopted a written related person transactions policy, pursuant to which all directors and executive officers are expected to report to the Company’s General Counsel any related person transaction prior to its completion. For purposes of this policy, a related person transaction generally means any transaction between the Company and a related person in which the aggregate amount involved exceeds $120,000 and in which a related person had, has, or will have a direct or indirect material interest. For purposes of this policy, a related person is a director, executive officer, director nominee or greater than 5% beneficial owner of MariaDB Ordinary Shares, in each case since the beginning of the most recently completed fiscal year, and any immediate family members to any of these individuals.

Any potential related person transaction reported to or otherwise made known to the General Counsel will be reviewed under the policy according to the following procedures:

•

If the General Counsel determines that disclosure of the transaction in the Company’s annual proxy statement or annual report on Form 10-K is not required under the SEC’s related person transaction disclosure requirement, the transaction will be deemed approved and will be reported to the audit committee at its next scheduled meeting.

•

If disclosure of the transaction in the Company’s annual proxy statement or annual report on Form 10-K is required under the SEC’s related person transaction disclosure requirement, the General Counsel will submit the transaction to the chair of the audit committee, who will review and, if authorized, will determine whether to approve or ratify the transaction. The chair is authorized to approve or ratify any related person transaction involving an aggregate amount of less than $250,000 or when it would not be practicable in the judgment of the chair and General Counsel to wait for the next audit committee meeting to review the transaction. The chair is not authorized to review a related person transaction in which the chair is involved.

•

If the transaction is outside the chair’s authority, the chair will submit the transaction to the audit committee for review and approval or ratification at its next regularly scheduled meeting or, if deemed necessary by the General Counsel or the chair, as applicable, at a special meeting of the audit committee called for this purpose.

•

If the transaction to be reviewed and acted upon by the audit committee involves a member of the audit committee (including the chair), the involved member shall recuse himself or herself from deliberations related to the transaction and the other members of the audit committee shall take appropriate action.

When determining whether to approve or ratify a related person transaction, the chair of the audit committee or the audit committee, as applicable, will review relevant facts regarding the related person transaction, including:

•	the extent of the related person’s interest in the transaction;

•	whether the terms are comparable to those generally available in arm’s-length transactions; and

•	whether the related person transaction is consistent with the best interests of the Company.

If any related person transaction is ongoing or is part of a series of transactions, the chair or the audit committee, as applicable, may establish guidelines as necessary to appropriately review the ongoing transaction. After initial approval or ratification of the transaction, the chair or the audit committee, as applicable, will review the transaction on a regular basis (at least annually).

Director Independence

The Company’s board of directors has determined that each of Messrs. Suh, Ingels, and Berenson and Ms. Russell qualify as “independent directors,” as defined under the listing rules of the New York Stock Exchange (the “NYSE listing rules”), and that a majority of the members of the board of directors are “independent directors,” as defined under the rules of the SEC and NYSE listing rules relating to director independence requirements.

Information with respect to the Company’s directors after the closing of the Merger is set forth in the Proxy Statement/Prospectus in the section titled “Management of the Combined Company” beginning on page 266 thereof, which is incorporated herein by reference.

Legal Proceedings

Information with respect to the Company’s currently pending legal proceedings are described in the Proxy Statement/Prospectus in the sections titled “Information about APHC—Legal Proceedings” on page 206 thereof and “Information about MariaDB—Legal Proceedings” on page 240 thereof, which is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information and Holders

APHC’s Public Units, APHC Class A Ordinary Shares and APHC Public Warrants were historically quoted on the NYSE under the symbols “APHCU,” “APHC” and “APHCW,” respectively. The MariaDB Ordinary Shares and MariaDB Public Warrants commenced trading on the NYSE under the new trading symbols “MRDB” and “MRDBW,” respectively, on December 19, 2022.

Prior to the closing of the Irish Domestication Merger, each APHC Public Unit sold in APHC’s initial public offering was separated into its components, which consisted of one APHC Class A Ordinary Share and one-third of one APHC Public Warrant, and such units no longer exist. As of the closing of the Merger, the Company had 66,483,182 shares of the MariaDB Ordinary Shares issued and outstanding held of record by 47 holders and 8,850,494 MariaDB Public Warrants outstanding held of record by 1 holder.

Dividends

Legacy MariaDB has never declared or paid any cash dividends on its capital stock, and the Company does not intend to pay any cash dividends in the foreseeable future. We expect to retain future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends on MariaDB’s capital stock will be at the discretion of the board of directors.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth under Item 3.02 of this Current Report on Form 8-K concerning recent sales of unregistered securities.

Description of Registrant’s Securities

Ordinary Shares

A description of the MariaDB Ordinary Shares is included in the Proxy Statement/Prospectus in the section titled “Description of the Combined Company’s Securities — Authorized and Outstanding Stock” beginning on page 283 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Warrants

As further described in Item 1.01 of this Current Report on Form 8-K, in connection with the Closing of the Merger, APHC, Continental and Computershare entered into the Warrant Amendment and APHC, MariaDB and Computershare entered into the Warrant Assignment Agreement, which, together with the Warrant Agreement, govern the MariaDB Warrants. A description of the MariaDB Warrants is included in the Proxy Statement/Prospectus in the section titled “Description of the Combined Company’s Securities —Warrants” beginning on page 298 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

In addition to the MariaDB Warrants, MariaDB has outstanding the Kreos Warrants described in Item 1.01 of this Current Report on Form 8-K under the heading “Assumption, Amendment and Restatement Agreement,” which is incorporated herein by reference.

Indemnification of Directors and Officers

The Company is subject to the Irish Companies Act 2014, as amended (the “Irish Companies Act”). Subject to exceptions, the Irish Companies Act does not permit a company to exempt a director or certain officers from, or indemnify a director or officer against, liability in connection with any negligence, default, breach of duty or breach of trust by a director or officer in relation to the company. The exceptions allow a company to (i) purchase and maintain director and officer insurance against any liability attaching in connection with any negligence, default, breach of duty or breach of trust owed to the company; and (ii) indemnify a director or other officer against any liability incurred in defending proceedings, whether civil or criminal (a) in which judgement is given in his or her favor or in which he or she is acquitted or (b) in respect of which an Irish court grants him or her relief from any such liability on the grounds that he or she acted honestly and reasonably and that, having regard to all the circumstances of the case, he or she ought fairly to be excused for the wrong concerned.

Under the Company’s amended Memorandum and Articles of Association, subject to certain limitations and so far as may be permitted by the Irish Companies Act, each director, officer or employee of the Company, and each person who is or was serving at the request of the Company as a director, officer or employee of another company, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Company, shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him or her in the execution and discharge of his or her duties or in relation thereto, including any liability incurred by him or her in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him or her as a director, officer or employee of the Company or such other company, partnership, joint venture, trust or other enterprise, and in which judgment is given in his or her favor (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his or her part) or in which he or she is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him or her by the court. However, any such indemnity shall not be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for fraud or dishonesty in the performance of his or her duty to the Company unless and only to the extent that the courts of Ireland or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

Reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K regarding the deeds of indemnity entered into by MariaDB and the indemnification agreements entered into by MariaDB USA with each member of the Board and each of MariaDB’s executive officers and is incorporated herein by reference.

Financial Statements and Supplementary Data

Reference is made to the disclosure set forth under Item 9.01 of this Current Report on Form 8-K concerning the Company’s financial statements.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Reference is made to the disclosure set forth under Item 4.01 of this Current Report on Form 8-K concerning the appointment of an independent registered public accounting firm.

Financial Statements and Exhibits

The information set forth in Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth in the “Introductory Note” above is incorporated by reference into this Item 3.02 of this Current Report on Form 8-K.

The securities issued in connection with the Subscription Agreements have not been registered under the Securities Act, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 4.01	Changes in Registrant’s Certifying Accountant.

On December 18, 2022, the Company’s board of directors approved the engagement of MaloneBailey, LLP (“Malone Bailey”) as the Company’s independent registered public accounting firm. MaloneBailey served as the independent registered public accounting firm of Legacy MariaDB and APHC prior to the closing of the Merger.

Item 5.01	Changes in Control of Registrant.

The information set forth in the section titled “Introductory Note” and in the section titled “Security Ownership of Certain Beneficial Owners and Management” in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

As a result of the completion of the Merger pursuant to the Business Combination Agreement, a change of control of the Company has occurred. Prior to the effective time of the Irish Domestication Merger, the Company was a wholly owned subsidiary of APHC. The stockholders of APHC as of immediately prior to the closing of the Irish Domestication Merger held approximately 15.5% of the issued and outstanding MariaDB Ordinary Shares following the closing of the Merger.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the sections titled “Directors and Executive Officers” and “Certain Relationships and Related Transactions” in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

MariaDB plc 2022 Equity Incentive Plan

At the Special Meeting, the APHC stockholders considered and approved on a non-binding basis the Equity Incentive Plan. The Equity Incentive Plan was previously approved, subject to stockholder approval, by APHC’s board of directors on October 18, 2022. The Equity Incentive Plan was approved and adopted by the board of MariaDB on December 18, 2022. The Equity Incentive Plan became effective immediately upon the closing of the Merger.

A summary of the terms of the Equity Incentive Plan is set forth in the Proxy Statement/Prospectus in the section titled “Proposal No. 7—The 2022 Equity Incentive Plan Proposal” beginning on page 349 of the Proxy Statement/Prospectus, which is incorporated herein by reference. Such summary and the foregoing description are qualified in their entirety by reference to the text of the Equity Incentive Plan, a copy of which is filed herewith as Exhibit 10.7 and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Special Meeting, the APHC stockholders considered and approved on a non-binding basis the amended Memorandum and Articles of Association of the Company (the “Amended MariaDB Memorandum and Articles of Association”), which is described in the Proxy Statement/Prospectus in the section titled “Proposal No. 5 — The Irish Holdco Articles Proposal” beginning on page 344 of the Proxy Statement/Prospectus. Prior to and in connection with the closing of the Merger, APHC as sole stockholder of the Company, approved the Amended MariaDB Memorandum and Articles of Association.

A copy of the Amended MariaDB Memorandum and Articles of Association, which became effective in advance of the Irish Domestication Merger, is filed herewith as Exhibit 3.1 and incorporated herein by reference.

The description of the Amended MariaDB Memorandum and Articles of Association and its general effect upon the rights of holders of the Company’s capital stock are included in the Proxy Statement/Prospectus under the section titled “Description of the Combined Company’s Securities” beginning on page 283 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

In connection with the closing of the Merger, on December 18, 2022, the Company’s board of directors approved and adopted a new Code of Business Conduct and Ethics applicable to all employees, officers and directors of the Company. A copy of the Code of Business Conduct and Ethics can be found in the Investors section of the Company’s website at investor.mariadb.com.

Item 5.06	Change in Shell Company Status.

As a result of the Business Combination, Irish Holdco ceased being a shell company. Reference is made to the disclosure in the Proxy Statement/Prospectus in the section titled “The Merger Agreement and Related Agreements” beginning on page 173 of the Proxy Statement/Prospectus, and such disclosure is incorporated herein by reference. Further reference is made to the information contained in Item 2.01 of this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure.

On December 19, 2022, the Company issued a press release announcing the closing of the Merger. A copy of the press release is filed herewith as Exhibit 99.4 and incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.4, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the registrant under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information contained in this Item 7.01, including Exhibit 99.4.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The audited consolidated financial statements of Legacy MariaDB as of and for the years ended September 30, 2022 and 2021 are filed herewith as Exhibit 99.1 and incorporated herein by reference.

The audited financial statements of APHC as of December 31, 2021 and for the period January 18, 2021 (inception) to December 31, 2021 and the related notes are included in the Proxy Statement/Prospectus beginning on page F-2 of the Proxy Statement/Prospectus and incorporated herein by reference.

The unaudited financial statements of APHC as of and for the three and nine months ended September 30, 2022 and the related notes are included in the APHC’s Quarterly Report on Form 10-Q filed on November 14, 2022 and incorporated herein by reference.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined financial information of Legacy MariaDB as of and for the year ended September 30, 2022 is included in Exhibit 99.2 and incorporated herein by reference.

(c) Exhibits.

Incorporated by Reference
Exhibit Number	Description	Schedule/ Form	File No.	Exhibit	Filing Date

2.1+	Business Combination Agreement, dated January 31, 2022	S-4	333-265755	2.1	February 1, 2022

2.2+	Amendment No. 1 to Business Combination Agreement, dated December 9, 2022	8-K	001-40382	2.1	December 12, 2022

3.1*	Amended MariaDB Memorandum and Articles of Association

4.1	Warrant Agreement between Continental Stock Transfer & Trust Company and Angel Pond Holdings Corporation	8-K	001-40382	4.1	May 20, 2021

4.2*	Warrant Amendment Agreement, dated as of December 16, 2022, by and among Angel Pond Holdings Corporation, Continental Stock Transfer & Trust Company, and Computershare Inc., and Computershare Trust Company, N.A.

4.3*	Post-Amendment Assignment and Assumption Agreement, dated as of December 16, 2022, by and among MariaDB plc, Angel Pond Holdings Corporation, and Computershare Inc., and Computershare Trust Company, N.A.

4.4	Specimen MariaDB Stock Certificate	S-4/A	333-265755	4.6	October 20, 2022

4.5*	Specimen MariaDB Warrant Certificate (included in Exhibit 4.2 (Exhibit A))

4.6*	Amended and Restated Warrant Agreement, effective as of December 16, 2022, by and among MariaDB Corporation Ab, Mangomill plc and Kreos Capital IV (Expert Fund) Limited.

10.1	Form of Subscription Agreement	8-K	001-40382	10.1	February 1, 2022

10.2*	Form of Lock-Up Agreement

10.3*	Form of Registration Rights Agreement

10.4*#	Form of Deed of Indemnification

10.5*#	Form of Indemnification Agreement

10.6*#	Form of Deed of Indemnity Rights

10.7*#	2022 MariaDB plc Equity Incentive Plan

10.8*#	Form of Restricted Stock Unit Award Grant Notice

10.9*#	Form of Stock Option Grant Notice

10.10*#	MariaDB plc Executive Annual Incentive Plan

10.11*#	MariaDB plc Non-Employee Director Compensation Program

10.12*#	MariaDB Corporation AB Summer 2022 USA Share Option Plan and Form of Agreement

10.13*#	MariaDB Corporation AB Amended and Restated Global Share Option Plan 2017 USA and Form of Option Agreement

10.14*#	SkySQL Corporation Ab Global Share Option Plan 2014 USA

10.15*#	Employment Offer Letter, dated November 4, 2018, between MariaDB Corporation AB and Michael Howard

10.16*#	Employment Offer Letter, dated February 12, 2018, between MariaDB Corporation Ab and Franz Aman

10.17*#	Employment Offer Letter, dated May 15, 2017, between MariaDB Corporation Ab and Jon Bakke

10.18*	Assumption, Amendment and Restatement Agreement, dated as of September 8, 2022, by and among MariaDB Corporation Ab, Mangomill plc and Kreos Capital IV (Expert Fund) Limited.

21.1*	List of Subsidiaries of MariaDB

99.1*	Audited consolidated financial statements of Legacy MariaDB as of and for the years ended September 30, 2022 and 2021

99.2*	Unaudited pro forma condensed combined financial information as of and for the year ended September 30, 2022

99.3*	Management’s Discussion and Analysis of Financial Condition and Results of Operations for MariaDB for the years ended September 30, 2022 and 2021

99.4*	Press Release

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.
+

Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601. The Company agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

#	Indicates a management contract or compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MariaDB plc
Dated: December 22, 2022

	By:	/s/ Michael Howard
Michael Howard
Chief Executive Officer